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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 MARCH 27, 1997
                                (Date of Report)



                      MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                    1-11718
                             (Commission File No.)


          MARYLAND                                       36-3857664
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                    60606
(Address of principal executive offices)                      (Zip Code)




                                 (312) 474-1122
              (Registrant's telephone number, including area code)

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ITEM 5. ACQUISITION OF ASSET

On March 27, 1997, Manufactured Home Communities, Inc. (the "Company") acquired Golf Vista Estates ("Golf Vista"), a premier manufacturing housing community, located in Monee, Illinois, approximately 35 miles south of Chicago. The purchase price of approximately $7.4 million was funded with existing available cash. The Company purchased Golf Vista from Abart Investment Corporation, an Illinois Corporation.

Golf Vista consists of 200 developed sites and 319 expansion sites and features a 9-hole golf course and clubhouse. The Company believes the acquisition strengthens its' regional focus and complements the Company's strategy of owning the highest quality communities in top markets nationwide.

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                             SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                             MANUFACTURED HOME COMMUNITIES, INC.





                             BY:  /s/ Thomas P. Heneghan
                                  ---------------------------------------
                                  Thomas P. Heneghan
                                  Executive Vice President, Treasurer and
                                    Chief Financial Officer

                             BY:  /s/ Judy A. Pultorak
                                  ---------------------------------------
                                  Judy A. Pultorak
                                  Principal Accounting Officer





DATE:  March 31, 1997
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